As filed with the Securities and Exchange Commission on December 3, 2019

Registration No. 333-234331

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

__________

PRE-EFFECTIVE AMENDMENT NO. 2

to

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

__________

FIRST TRINITY FINANCIAL CORPORATION

(Exact name of Registrant as specified in its charter)

Oklahoma (State or Other Jurisdiction of Incorporation or Organization)	6311 (Primary Standard Industrial Classification Code Number)	34-1001436 (I.R.S. Employer Identification Number)

FIRST TRINITY FINANCIAL CORPORATION

7633 E. 63rd Place, Suite 730

Tulsa, Oklahoma 74133

(918) 249-2438

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

__________

Gregg E. Zahn

Chief Executive Officer

7633 E. 63rd Place, Suite 730

Tulsa, Oklahoma 74133

(918) 249-2438

(Name, address, including zip code, and telephone number, including area code, of agent for service)

COPIES TO:

Reid A. Godbolt, Esq. Samuel E. Wing, Esq. Jones & Keller, P.C. 1999 Broadway, Suite 3150 Denver, Colorado 80202 (303) 573-1600	Drew Oldham, Esq. David Bartz, Esq. Butler Snow LLP 150 3rd Avenue South, Suite 1600 Nashville, Tennessee 37201 (615) 651-6700

___________

Approximate date of commencement of proposed sale to the public: Upon consummation of the share exchange described herein.

If the securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)                           ☐

Exchange Act Rule 14d-1(d) (Cross-Border Issuer Third Party Tender Offer)       ☐

CALCULATION OF REGISTRATION FEE

Title of each Class of Securities to be Registered	Amount of Securities to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Class A Common Stock, $0.01 par value	168,866	$10.94	$1,847,394	$239.79(3)

(1)

Based upon the estimated maximum number of shares of Class A Common Stock, $0.01 par value, of the Registrant that may be issued to K-TENN Capital, Inc. pursuant to the share exchange described herein.

(2)

Estimated solely for purposes of calculating the registration fee required by the Securities Act of 1933, as amended, and computed pursuant to Rule 457(f)(2), based on the deemed aggregate book value of the securities to be received by the Registrant in the share exchange described herein.

(3)		This registration fee was paid on October 25, 2019 with the filing of the Registration Statement on Form S-4 (Registration No. 333-234331).

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.    Indemnification of Directors and Officers

Section 1031 of the Oklahoma General Corporation Act (“OGCA”) permits (and First Trinity Financial Corporation’s Amended and Restated Articles of Incorporation and bylaws, which are incorporated by reference herein,) authorize indemnification of directors, officers, employees, agents and others of FTFC who serve at our request of, against expenses, including attorney’s fees, judgments, fines and amount paid in settlement actually and reasonably incurred by such person in connection with any action, suit or proceeding in which such person is a party by reason of such person being or having been a director, officer, employee or agent of FTFC or at its request, if he conducted himself in good faith and in a manner he reasonably believed to be in or not opposed to FTFC’s best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. We may not indemnify an officer or a director with respect to any claim, issue or matter as to which such officer or director shall have been adjudged to be liable to us, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. To the extent that such person is successful on the merits or otherwise in defense on the merits or otherwise in defense of any action, suit or proceeding with respect to which such person is entitled to indemnification, or in defense of any claim, issue or matter therein, such person is entitled to be indemnified against expenses, including attorney’s fees, actually and reasonably incurred by him in connection therewith.

As permitted by the OGCA and its Amended and Restated Certificate of Incorporation, FTFC also has the authority to maintain insurance on behalf of our directors and officers against liability arising out of their status as such.

In addition, as authorized by the OGCA, FTFC’s bylaws provide that the directors shall not be personally liable for monetary damages to the corporation relating to their conduct as directors, except to the extent such exemption from liability or limitation thereof is not permitted under the OGCA as the same exists or may hereafter be amended. This provision might, in certain instances, discourage or deter shareholders or management from bringing a lawsuit against directors for an alleged breach of their duties.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to officers, directors and controlling persons of the Company pursuant to the foregoing provisions, the Company has been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 21.    Exhibits

EXHIBIT INDEX

Exhibit

Number                Description of Exhibit

2.1

Purchase and Sale Agreement by and among First Trinity Financial Corporation, an Oklahoma corporation, K-TENN Capital, Inc., a Tennessee corporation, and K-TENN Insurance Company, a Tennessee corporation, dated October 9, 2019, incorporated by reference to Annex A in the proxy statement/prospectus filed with this Pre-Effective Amendment No. 1 to the Registration Statement on Form S-4.

3.1	Amended Certificate of Incorporation, incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed June 17, 2009.

3.2	By-laws, as amended and restated, incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed May 1, 2009.

5.1	Opinion of Jones & Keller, P.C. dated October 25, 2019 regarding the legality of the shares of the Registrant’s common stock to be registered under this Registration Statement.*

10.1

Administrative Service Agreement between TLIC (formerly FLAC) and Investors Heritage Life Insurance Company, incorporated by reference as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed June 17, 2009.

10.2	Lease Agreement, incorporated by reference as Exhibit 10.2 to the Company’s Registration Statement on Form 10SB12G filed April 30, 2007.

10.3	Reinsurance Agreement with Investors Heritage Life Insurance Company is incorporated by reference as Exhibit 10.3 to the Company’s Registration Statement on Form 10SB12G/A filed July 23, 2007.

10.4	Reinsurance Agreement with Munich American Reinsurance Company is incorporated by reference as Exhibit 10.4 to the Company’s registration statement on Form 10SB12G/A filed July 23, 2007.

10.5

First Amendment to Lease Agreement between First Trinity Financial Corporation and Amejak Limited Partnership dated July 1, 2008, incorporated by reference as Exhibit 10.6 to the Company’s Annual report on Form 10-K filed April 14, 2009.

10.6

Supplemental Lease Agreement dated July 10, 2006 between First Life America Corporation and the United States of America, incorporated by reference as Exhibit 10.7 of the Company’s Annual Report on Form 10-K filed April 14, 2009.

10.7

Supplemental Lease Agreement dated August 2, 2006 between First Life America Corporation and the United States of America, incorporated by reference as Exhibit 10.8 of the Company’s Annual Report on Form 10-K filed April 14, 2009.

10.8

Loan agreement between First Trinity Capital Corporation and First National Bank of Muskogee dated March 12, 2009, incorporated by reference as Exhibit 10.1 to the company’s Quarterly Report on Form 10-Q filed May 15, 2009.

10.9

Loan guaranty agreement between First Trinity Capital Corporation and First National Bank of Muskogee dated March 12, 2009, incorporated by reference as Exhibit 10.2 to the company’s Quarterly Report on Form 10-Q filed May 15, 2009.

10.10

Administrative Services Agreement between First Life America Corporation and Investors Heritage Life Insurance Company dated June 16, 2009, incorporated by reference as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed June 17, 2009.

10.11

First Amendment to Administrative Services Agreement between Trinity Life Insurance Company and Investors Heritage Life Insurance Company incorporated by reference as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed June 17, 2009.

10.12

Second Amendment to Lease Agreement between First Trinity Financial Corporation and Amejak Limited Partnership dated June 16, 2010, incorporated by reference as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed June 22, 2010.

10.13	Employment Agreement of Gregg E. Zahn, President, dated June 7, 2010, incorporated by reference as Exhibit 10.1 of the Company’s Current Report on Form 8-K filed June 11, 2010.

10.14	Amendment to Employment Agreement of Gregg E. Zahn, President, dated December 8, 2011, incorporated by reference as Exhibit 10.6 of the Company’s Current Report on Form 8-K filed December 13, 2011.

10.15	Amendment to Employment Agreement of Gregg E. Zahn, President, dated October 8, 2012, incorporated by reference as Exhibit 10.19 of the Company’s Current Report on Form 8-K filed October 10, 2012.

10.16	Amendment to Employment Agreement of Gregg E. Zahn, President, dated April 9, 2013, incorporated by reference as Exhibit 10.20 of the Company’s Current Report on Form 8-K filed April 11, 2013.

10.17	Amendment to Employment Agreement of Gregg E. Zahn, President, dated September 5, 2017, incorporated by reference as Exhibit 10.26 of the Company’s Current Report on Form 8-K filed September 8, 2017.

10.18	Employment Agreement of Jeffrey J. Wood, dated December 23, 2015, incorporated by reference as Exhibit 10.24 of the Company’s Current Report on Form 8-K filed December 28, 2015.

10.19	Amendment to Employment Agreement of Jeffrey J. Wood, dated February 26, 2016, incorporated by reference as Exhibit 10.25 of the Company’s Current Report on Form 8-K filed February 29, 2016.

10.20	Amendment to Employment Agreement of Jeffrey J. Wood, dated March 18, 2019, incorporated by reference as Exhibit 10.28 of the Company’s Current Report on Form 8-K filed March 20, 2019.

10.21	Employment Agreement of William S. Lay, dated December 6, 2018, incorporated by reference as Exhibit 10.27 of the Company’s Current Report on Form 8-K filed December 7, 2018.

21.1*	Subsidiaries of First Trinity Financial Corporation.

23.1**	Consent of Kerber, Eck and Braeckel, LLP, dated December 2, 2019.

23.2**	Consent of Rudler, PSC dated December 2, 2019.

23.3*	Consent of Jones & Keller, P.C. (included in opinion filed as Exhibit 5.1).

24.1*	Powers of Attorney.

_______________________

*   Filed with Registration No. 333-234331 on October 25, 2019.

** Filed herewith.

Item 22.    Undertakings

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement, and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

(5) That every prospectus: (i) that is filed pursuant to paragraph 4 immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offering therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(6) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in the documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

(7) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Pre-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tulsa, State of Oklahoma, on December 3, 2019.

FIRST TRINITY FINANCIAL CORPORATION

By    /s/ Gregg E. Zahn

Gregg E. Zahn

President, Chief Executive Officer

By     /s/ Jeffrey J. Wood

Jeffrey J. Wood

Chief Financial Officer (Principal Accounting Officer)

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Gregg E. Zahn and Jeffrey J. Wood, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-4, and to file the same with all exhibits thereto and all documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his, her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Pre-Effective Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities indicated below on December 3, 2019.

Signature	Title

/s/ Gregg E. Zahn	Chairman of the Board, Director, President and Chief Executive Officer
Gregg E. Zahn	(Principal Executive Officer)

*	Director
William S. Lay

*	Director
Bill H. Hill

*	Director
Will W. Klein

*	Director
Gerald J. Kohout

*	Director
Charles W. Owens

*	Director
George E. Peintner

*	Director
Gary L. Sherrer

* By: /s/ Gregg E. Zahn Gregg E. Zahn, Attorney-in-Fact